Table of Contents

Exhibit 4.06

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*]". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECOND AMENDMENT TO THE NAPHTHA PURCHASE AND SALE AGREEMENTby and between PETRÓLEO BRASILEIRO S.A., PETROBRAS, AND QUATTOR QUÍMICA S.A., QUATTOR, AS SEEN BELOW.

PETRÓLEO BRASILEIRO S.A. - PETROBRAS, a mixed capital company, with main offices at Avenida República do Chile, No. 65, in the city and State of Rio de Janeiro, enrolled in the corporate taxpayer registry under No. 33.000.167/0001-01, herein referred to as PETROBRAS, hereby represented by its legal representative signed below, and  QUATTOR PARTICIPAÇÕES S.A., with main offices in the city and State of Rio de Janeiro, on Avenida Graça Aranha, No. 182, 9th floor, Centro, enrolled in the corporate tax payer’s registry under No. 09.017.802/0001-89 (legal successor by merger of Quattor Química S.A., which succeeded Quattor Químicos Básicos S.A, before known as PETROQUÍMICA UNIÃO S.A. (PQU), by its Office established on Av. Presidente Costa e Silva, 1178, Parque Capuava in Santo André, state of São Paulo, enrolled in the corporate taxpayer registry of the Ministério da Fazenda under No. 03.880.493/0003-51, herein referred to as Quattor, hereby represented by its legal representatives signed below and referred to below, individually as party  and collectively as parties, having  agreed to agree on this amendment to the Naphtha Purchase and Sale Agreement, signed on May 17, 2006, having the following rules and conditions:

FIRST CLAUSE—Purpose

1.1       This Addendum is intended to introduce amendments to the second clause—Quantities; to the seventh clause—conditions of billing and payment, to the eighth clause—Term and to annex II—formula for calculating the price and period of validity, as well as including Annex V—Price calculation.

SECOND CLAUSE—TERM

2.1.      This Addendum shall be effective as of the date of its signature.

THIRD CLAUSE—AMENDMENTS

3.1.      Amend sub-items 2.1.4, 2.1.5 and 2.1.5.1 to the Second Clause—Quantities, which will now have the following wording:

2.1.4    In the event of termination of this Agreement before the end of the calendar year, shall be deemed delivery firm commitment on the part of PETROBRAS  and withdrawal on the part of the firm order QUATTOR  reported for the year, as adjusted "pro-rata-tempore" the number of days in that year until the closing date.

2.1.5    Considering the need for additional quantity of 300,000 t/annually of naphtha to meet the expansion of QUATTOR  and the best efforts for possible increases in the production of naphtha, the PARTIES  shall reassess the maximum current contract.

2.1.5.1 The parties  commit to, ever since now, negotiate the commercial conditions that make it possible for the filling of the additional need via importation, considering that the logistics optimizations. Once agreed, these conditions should be formalized through the celebration of a specific contractual amendment.

3.2       Amend sub-item 7.2.1 to the seventh clause—CONDITIONS OF BILLING AND PAYMENT, which will now have the following wording:

7.2.1    Petrobras  is committed to provide the best efforts to fulfill the term of payment requested by Quattor.

3.3.      Amend Clause Eight—TERM, which will now have the following wording:

8.1       This Agreement shall be effective from the date of signature until 28/02/2014, considered tacitly renewed for one further period of five (5) years if any of the PARTIES formalize written statement to the contrary with at least one (1) years prior to the end of the term of the Contract.

8.2       The termination of this Agreement will not matter in itself, the extinction of the rights and obligations outstanding, or the ineffectiveness of Forum Clauses and the Privacy and Confidentiality, which will continue the existing established herein or by the legally prescribed time lapse

3.4.      Amend Annex II—FORMULA FOR PRICE CALCULATION AND TERM of VALIDITY,  which will now have the following wording:

"ANNEX 11-FORMULA FOR PRICE CALCULATION AND VALIDITY TERM

II.1 - The sales price of naphtha, detailed in item 6.1.1 of the Agreement, shall be calculated by the formula:

Naphtha = ([*]  x Ethylene  + [*]  x Propylene  + [*]  x Benzene  + [*]  x ARA + [*]  x Marlim) x Forex

Ket                           Kpr                        Kbz

Wherein:

Naphtha:          monthly price of sales of naphtha, during the month (N) in which billing occurs, in R$/t, paid in full and free from any taxes or tariffs.

Ethylene:         quarterly contract price from the Northwestern Europe ethylene market (Ethylene CP NEW), published by the ICIS, in Euros, converted to US$/t with the exchange rate published by the Central Bank of Brazil.  The application of the formula considers the [*]  average of the quotations for the last [*] prior to supply [*].

Propylene:       monthly contract price of the polymer-grade propylene in the U.S. Gulf market (Propylene GP USG), published by the ICIS, in US$/t.  The application of the formula considers the [*]  average of the quotations for the last [*] prior to supply [*].

Benzene:         daily spot price of benzene in the U.S. Gulf market (Benzene SP USG), published by Platts, multiplied by a factor of 3.01308 in order to transform US$ cents/gallon to US$/t.  The application of the formula considers the [*]  average of the quotations for the last [*] prior to supply [*].

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ARA:                daily average price of Physical Naphtha on the Northwestern Europe market (NWE CIF ARA), published by Platts, in US$/t.  The application of the formula considers the [*]  average of the quotations for the last [*] prior to supply [*].

Marlim:            daily quotation of Marlim petroleum, published by Platts, multiplied by a factor of 6.72 in order to convert US$/bbl to US$/t.  The application of the formula considers the [*]  average of the quotations for the last [*] prior to supply [*].

KET                  Ethylene CP NWE / naphtha ARA

Factor updated for each calendar [*]  and calculated as the ratio of the [*]  average quotations of Ethylene CP NWE over the last [*] and the [*]  average quotations of naphtha NWE CIF ARA over the last [*].

KPR                  Propylene CP USG / naphtha ARA

Factor updated for each calendar [*]  and calculated as the ratio of the [*]  average quotations of Propylene CP USG over the last [*] and the [*]  average quotations of naphtha NWE CIF ARA over the last [*].

KBZ                  Benzene SP USG / naphtha ARA

Factor updated for each calendar [*]  and calculated as the ratio of the [*]  average quotations of Benzene SP USG over the last [*] and the [*]  average quotations of naphtha NWE CIF ARA over the last [*].

Forex:              average daily prices for the sale of U.S. dollars released by the Central Bank of Brazil, in the period between the first and last day of the month (N-1).

II.1.1.      In the event of temporary unavailability or permanent discontinuation of quotation disclosure from Platts and/or ICIS or if they cease to be indicators that best reflect prices in the region, a new reference source, mutually agreed to by the parties, will be used.

II.2.         The naphtha selling price, calculated by the formula in item 6.1, to be applied in the month (N) must comply with the following limits:

II.2.1.      If the value resulting from the formula, in US$/t, before conversion into R$/t, is higher than [*]  times the [*]  average quotations of Physical Naphtha (NEW CIF ARA) over the previous [*], the naphtha selling price, in US$/t, will be equal to [*]  times the [*]  average quotations of Physical Naphtha (NEW CIF ARA) over the last [*].

II.2.2.      If the value resulting from the formula, in US$/t, before conversion into R$/t, is less than [*]  times the [*]  average quotations of Physical Naphtha (NEW CIF ARA) over the previous [*], the naphtha selling price, in US$/t, will be equal to [*] times the [*]  average quotations of Physical Naphtha (NEW CIF ARA) over the last [*].

II.3.         ANNEX III—Pricing  illustrates the steps to calculate the monthly selling price of naphtha.

II.4.         The selling price of paraffinic naphtha, determined in accordance with the formula and conditions described in items 6.1 and 6.2, will be adjusted in accordance with its quality, based on paraffinicity, by volume.

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II.4.1.      The selling price of naphtha is to be increased by US$[*]/t per percentage point of paraffin content above [*]% and reduced by US$[*]/t per percentage point of paraffin content below [*]%.  For the interval between [*]% and [*]% there will be no accrual or discount.

II.4.2       The calculation of the premium or discount will be done by applying the values of the scale, using up the contents of paraffins rounded to the nearest integer before, ie, ignoring the decimal places.

II. 4.3      The average content of paraffin batch of naphtha delivered to QUATTOR the value, volume, as described in the test certificate sent to QUATTOR under the terms of item 3.1.1.

II.4.4       PETROBRAS will use its best efforts to overcome the minimum reference internationalism of paraffin 65% by volume.”

3.5.      Include ANNEX V—PRICE CALCULATION, which will now have the following wording:

V.1       Formula for price calculation as item 11.1 of the Agreement determines:

Naphtha = ([*]  x Ethylene  + [*]  x Propylene  + [*]  x Benzene  + [*]  x ARA + [*]  x Marlim) x Forex

Ket                           Kpr                        Kbz

V.2       Sample of price calculation for a hypothetical supply in [*]:

V.2.1    Calculation of parameters:

Ethylene

Quarterly contract price from the Northwestern Europe ethylene market (Ethylene CP NEW), published by the ICIS, in Euros, converted to US$/t with the exchange rate published by the Central Bank of Brazil.  The application of the formula considers the [*]  average of the quotations for the last [*] prior to supply [*].

[*]

Ethylene = [*] / [*]  = [*]  US$/t

Propylene

Monthly contract price of the polymer-grade propylene in the U.S. Gulf market (Propylene GP USG), published by the ICIS, in US$/t.  The application of the formula considers the [*]  average of the quotations for the last [*] prior to supply [*].

[*]

Propylene = [*]  / [*]  = [*]  US$It

Benzene
Daily spot price of benzene in the U.S. Gulf market (Benzene SP USG), published by Platts, multiplied by a factor of 3.01308 in order to transform US$ cents/gallon to US$/t.  The application of the formula considers the [*]  average of the quotations for the last [*] prior to supply [*].

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Benzene = Benzene SP USG (average of the daily quotes from [*]  to [*]) x 3.01308 = [*]  US$ cents/Gal x 3.01308 = [*]  US$/t

ARA

Daily average price of Physical Naphtha on the Northwestern Europe market (NWE CIF ARA), published by Platts, in US$/t.  The application of the formula considers the [*]  average of the quotations for the last [*] prior to supply [*].

ARA = NWE CIF ARA average of the daily quotes from [*]  to [*]) = [*]  US$/t

Marlim

Daily quotation of Marlim petroleum, published by Platts, multiplied by a factor of 6.72 in order to convert US$/bbl to US$/t.  The application of the formula considers the [*]  average of the quotations for the last [*] prior to supply [*].

Marlim = Marlim quotation (average of the daily quotes from [*]  to [*]) x 6.72 Marlim = [*]  US$/bbl x 6.72 = [*]  US$/t

KET                  Ethylene CP NWE / naphtha ARA

Factor updated for each calendar [*] and calculated as the ratio of the [*] average quotations of Ethylene CP NWE over the last [*] and the [*] average quotations of naphtha NWE CIF ARA over the last [*].

KET ([*]) = Ethylene CP NWE (average of the quotes from [*]  to [*]) / NWE CIF ARA (average daily quotes from [*]  to [*])
KET ([*]) = [*] / [*]  = [*]

KPR                  Propylene CP USG / naphtha ARA

Factor updated for each calendar [*] and calculated as the ratio of the [*] average quotations of Propylene CP USG over the last [*] and the [*] average quotations of naphtha NWE CIF ARA over the last [*].

KPR ([*]) = Propylene  CP USG (average of daily quotes from [*]  to [*]) / NWE CIF ARA (average of daily quotes from [*]  to [*])
KPR ([*]) = [*] / [*]  = [*]

KBZ                  Benzene SP USG / naphtha ARA

Factor updated for each calendar [*] and calculated as the ratio of the [*] average quotations of Benzene SP USG over the last [*] and the [*] average quotations of naphtha NWE CIF ARA over the last [*].

KBZ ([*]) = Benzene SP USG (average of daily quotes from [*] to [*]) / NWE CIF ARA (average of daily quotes from [*] to [*])
KPR ([*]) = ([*]  x 3.01308) / [*]  = [*] / [*]  = [*]

V.3.      Price calculation of Naphtha US$/t:

Naphtha (US$/t) = [*]  x Ethylene + [*]  x Propylene + [*]  x Benzene + [*]  x ARA + [*]  x Marlim
                                             KET                    KpR                        KBZ

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Naphtha (US$/t) = [*]  x     [*]     + [*]  x         [*]    + [*]  x      [*]       + [*]  x [*]  + [*]  x [*]
                                         [*]                       [*]                     [*]

Naphtha (US$/t) = [*]  US$/t

V.4.      Checking the lower and top limit of item 11.2 of the agreement

Top Limit (TL) = [*]  x ARA = [*]  x [*]  = [*]  US$/t
Lower Limit (LL) = [*]  x ARA = [*]  x [*]  = [*] US$/t

If Naphtha (US$/t) > TL; then Naphtha Petrobras (US$/t) = TL
If Naphtha (US$/t) < LL; then Naphtha Petrobras (US$/t) = LL
If LL ≤ Naphtha (US$/t) ≤ TL; then Petrobras Naphtha (US$/t) = Naphtha (US$/t)

For this example:   Naphtha (US$/t) = [*]  > LS
Petrobras Naphtha (US$/t) = LS = [*]  US$/t

V.5.      Conversion of US$/t to R$/t

Exchange
Average daily prices for the sale of U.S. dollars released by the Central Bank of Brazil in the period between the first and last day of the month (N-1).

Petrobras Naphtha  (R$/t) = Naphtha Petrobras (R$/t) x Exchange

Petrobras Naphtha (R$/t) = [*]  x 2.3074 = [*]  =  R$/t

FOURTH CLAUSE—FINDINGS OF FACT AND DISCHARGE OF RESPECT

4.1.      The relationship established between the parties during the period between April 1, 2008 and the date of signature of this Amendment is recognized.

4.2.      As a result of the relationship in fact now acknowledged, the PARTIES are given, each other, full, shallow, general and irrevocable settlement of all obligations relating to the price charged for nothing but complain, and out of court, whatever the title is.

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FIFTH CLAUSE—RATIFICATION

5.1.      The Contracting Parties confirm explicitly the remaining Terms and Conditions of Contract herein amended and not amended by this Amendment. And having agreed to, the PARTIES have signed this instrument in 2 (two) identical copies, in the presence of witnesses.

Rio de Janeiro, Ocotober 22, 2010.

/s/José Raimundo Brandão Pereira

PETRÓLEO BRASILEIRO S.A. - PETROBRAS

José Raimundo Brandão Pereira

Executive Manager

/s/

QUATTOR PARTICIPAÇÕES S.A.

Nome:

Cargo:

/s/

QUATTOR PARTICIPAÇÕES S.A.

Nome:

Cargo:

Witnesses:

/s/	/s/
Name:	Name:

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